UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2012

PepsiCo, Inc.

(Exact Name of Registrant

as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2012, Maura Abeln Smith, Executive Vice President, PepsiCo General Counsel, Public Policy & Government Affairs, and Corporate Secretary, notified PepsiCo, Inc. (“PepsiCo”) of her decision to resign from PepsiCo, effective immediately.

Item 7.01. Regulation FD Disclosure.

Larry D. Thompson has been appointed as Executive Vice President, Government Affairs, General Counsel and Corporate Secretary, effective July 30, 2012. Mr. Thompson had previously served as Senior Vice President, Government Affairs, General Counsel and Secretary of PepsiCo from 2004 until 2011.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Attached as Exhibit 99.1 and incorporated by reference into this Item 7.01 is a copy of the press release issued by PepsiCo, dated June 18, 2012, announcing the resignation of Ms. Smith and the appointment of Mr. Thompson.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by PepsiCo, Inc. on June 18, 2012 announcing the resignation of Ms. Smith and the appointment of Mr. Thompson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: June 18, 2012	By:	/s/ Cynthia A. Nastanski
		Name:	Cynthia A. Nastanski
		Title:	Senior Vice President, Corporate Law and Office of the Corporate Secretary

INDEX TO EXHIBITS

99.1	Press release issued by PepsiCo, Inc. on June 18, 2012 announcing the resignation of Ms. Smith and the appointment of Mr. Thompson.